EXHIBIT 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is dated as of February ___, 2014 between Juhl Energy, Inc. (the “Purchaser”) as purchaser, and Vision Opportunity Master Fund, Ltd. (the “Seller”) as seller.

RECITALS

WHEREAS, the Seller is the legal and beneficial owner of 4,560,000 Series A Preferred Stock (the “Series A Preferred Shares”) convertible into 4,560,000 common shares and 5,838,750 Series B Preferred Stock (the “Series B Preferred Shares”) convertible into 5,838,750 common shares, representing an aggregate total of 10,398,750 common shares after full exercise of the conversion rights attached to the Series A Preferred Shares and the Series B Preferred Shares (collectively the “Purchased Securities”).

WHEREAS, the Purchaser is desirous of purchasing and the Seller is desirous of selling all the Purchased Securities on the terms and conditions set forth herein.

WHEREAS, pursuant to consideration paid to Seller prior to April 1, 2014 as set forth in this Agreement, Purchaser and Seller agree that the transaction described herein will become effective on April 1, 2014 after satisfaction of the contingencies set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Sale and Purchase of Securities; Closing.

1.1     Purchase and Sale. Pursuant to the terms and conditions set forth in this Agreement, the Seller as legal and beneficial owner of the Purchased Securities agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase the Purchased Securities from the Seller free and clear from all liens and encumbrances whatsoever at a total aggregate purchase price of $2,183,738.00 (the “Purchase Price”). The closing of this transaction shall take place as promptly as possible following the full satisfaction of Section 1.2 of this Agreement (the “Closing Date”).

1.2     Payment of Purchase Price. As payment of the Purchase Price, the Purchaser shall fully satisfy all of the following conditions:

(a)     Purchaser shall pay Seller a non-refundable sum of $40,000 upon execution of this Agreement pursuant to the wire instructions set forth on Schedule 1 attached hereto; and

(b)     Purchaser shall pay Seller a non-refundable sum of $40,000 on or before March 15, 2014 pursuant to the wire instructions set forth on Schedule 1 attached hereto; and

(c)     Purchaser shall issue to Seller an amortizing promissory note substantially in the form of Exhibit A attached hereto (the “Note”) on April 1, 2014. The Note shall be issued with a principal sum of $2,103,738 which shall be equal to the remaining Purchase Price, shall carry interest at 8% per annum and shall mature in thirteen (13) months.

For the avoidance of doubt, the Purchase Price shall not be satisfied and the transaction contemplated by this Agreement shall not officially close unless and until all three of the aforementioned conditions are fully performed.

SECTION 2. Representations and Warranties of the Seller.

Section 2.1 Seller represents and warrants to Purchaser, as of the date hereof, and on the Closing Date, as follows:

(a)    Authorization of Agreement. Seller, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Seller of the transaction contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Seller. This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of the Seller.

(b)     Title to the Securities. Seller is the lawful owner of the Purchased Securities with good and marketable title thereto, and the Seller has the absolute right to sell, assign, convey, transfer and deliver the Purchased Securities, free and clear of security interests, liens, pledges, lock-up arrangements, or options (collectively, the “Claims”). The purchase and sale of the Purchased Securities as contemplated herein will pass good and marketable title to the Purchased Securities to Purchaser, free and clear of all Claims.

(c)     No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its organizational documents or other similar governing instruments, or, conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Seller is a party.

(d)     Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body is required for the valid authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 3. Representations and Warranties of Purchaser.

Section 3.1 The Purchaser represents and warrants to the Seller, as of the date hereof, and on the Closing Date, as follows:

(a)     Organization, Good Standing and Power. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Purchaser and each of its subsidiaries are duly qualified as a foreign corporation to do business and are in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

(b)     Authorization; Enforcement. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Note in accordance with the terms thereof. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Note will have been duly executed and delivered by the Purchaser on the Closing Date. Each of this Agreement and the Note constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)     Issuance of Note. The Note to be issued on the Closing Date has been duly authorized by all necessary corporate action and when issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.

(d) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Purchaser is a party. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Securities.

(e) No Litigation. There is no action, suit, proceeding, judgment, or claim pending, or to the knowledge of the Purchaser, threatened against the Purchaser which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

(f) Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 4. Covenants.

Section 4.1 The Purchaser covenants with the Seller as follows:

(a)     Upon execution of this Agreement, Purchaser shall promptly initiate a process to conduct an offering whereby the Purchaser will offer existing shareholders the right to purchase additional shares of common stock directly from the Purchaser in proportion to existing shareholders’ current holdings (the “Offering”).

(b) For every $100,000 Purchaser receives in connection with the Offering (the “Offering Proceeds”), Purchaser shall make accelerated principal payments on the Note in an amount equal to fifty percent (50%) of the Offering Proceeds, within three (3) business days of receipt of such Offering Proceeds.

Section 4.2          The Seller covenants with the Purchaser as follows:

(a) On the Closing Date, Seller shall waive the Series A Preferred dividend owed to it on April 1, 2014 for the Q1 2014 period by executing a waiver substantially in the form of Exhibit B attached hereto (the “Dividend Waiver”).

(b)     Upon the execution of this Agreement through April 1, 2014 (the “Proxy Period”), unless Purchaser fails to timely satisfy the conditions set forth in Section 1.2(a) and Section 1.2(b) set forth herein in which case such proxy shall become null and void, Seller shall grant a proxy to Purchaser to allow Purchaser to vote on any and all items submitted to the holders of the Series A Preferred Stock and/or Series B Preferred Stock (for which there are voting or approval rights associated with the Series A Preferred Stock or Series B Preferred Stock). Such proxy (in the form attached hereto as Exhibit D) shall be deemed to be coupled with an interest and irrevocable until its expiration. During the Proxy Period, Purchaser covenants that it will not vote to amend and restate the Amended and Restated Series A Certificate of Designation or the Series B Certificate of Designation in any way that negatively affects the rights of the holders of Series A Preferred Stock or the holders of Series B Preferred Stock in the event this Agreement does not close.

SECTION 5. Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Purchased Securities is subject to the satisfaction of the following conditions precedent:

(a)     The Purchaser shall have reached agreements with Daybreak Special Situations Fund, Ltd., a holder of Series A Preferred Stock, which shall cause such preferred stock to be sold or converted to common stock, all on terms and conditions as are satisfactory to Purchaser; and

(b)     The representations and warranties of the Seller contained herein shall be true and correct as of the date of this Agreement and the Closing Date; and

(c)     The Seller shall have complied with all of its covenants and agreements contained herein to be performed by it as of the date of this Agreement or prior to the Closing Date; and

(d)     The Seller shall have executed the Dividend Waiver; and

(e)     The Seller shall have executed the Lock-Up Agreement substantially in the form of Exhibit C attached hereto; and

(f)     The Seller shall have delivered to the Purchaser the Purchased Securities simultaneous with its receipt of the Note from the Purchaser on the Closing Date.

SECTION 6. Conditions Precedent to Obligations of the Seller. The obligation of the Seller to sell the Purchased Securities is subject to the satisfaction of the following conditions precedent:

(a)     The representations and warranties of the Purchaser contained herein shall be true and correct as of the date of this Agreement and the Closing Date; and

(b)     The Purchaser shall have complied with all of its covenants and agreements contained herein to be performed by it as of the date of this Agreement or prior to the Closing Date; and

(c)     The Purchaser shall have satisfied the payments set for in Sections 1.2(a) and 1.2(b) of this Agreement; and

(d)      The Purchaser shall have delivered to the Seller the duly execute Note simultaneous with its receipt of the Purchased Securities from the Seller on the Closing Date.

SECTION 7. Survival of Representations and Warranties; Etc. All representations and warranties of Purchaser and Seller shall survive the closing hereunder for a period of fifteen (15) months. The Seller may rely upon this Agreement for the purpose of assuring its compliance with applicable law.

SECTION 8. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon confirmation of receipt), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below:

If to the Seller:

Vision Opportunity Master Fund, Ltd.

c/o Vision Capital Advisors, LLC

20 West 55th Street, 5th Floor

New York, NY 10019

Attn: Michael Mosiello

If to the Purchaser:

Juhl Energy, Inc.

1502 17th Street SE

Pipestone, Minnesota 56164

Attn: John Mitola

SECTION 9. Counterparts. This Agreement may be executed via facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 10. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

SECTION 11. Further Assurances. Each of the Purchaser and the Seller hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

SECTION 12. Arbitration.  The parties agree that in the event of any and all disagreements and controversies, including accusations of fraud and malfeasance, arising from this Agreement such disagreements and controversies shall be subject to final and binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association to be held in New York, NY before one neutral arbitrator.  Either Party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Agreement, either Party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that Party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). The parties also waive their rights to any form of appeal, review or recourse to any court or other judicial authority, insofar as such waiver may be validly made. The arbitrator may not award relief in excess of or contrary to what this agreement provides, order consolidation or arbitration on a class wide or representative basis, award punitive or consequential damages or any other damages aside from the prevailing party’s actual damages or order injunctive or declaratory relief, except that the arbitrator may award on an individual basis damages required by statute and may order injunctive or declaratory relief as required by statute. Any arbitration shall be confidential and neither the parties nor the arbitrator may disclose the existence, content or results of any arbitration proceeding except as provided herein. In the event of any such disagreement or controversy, neither Party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other Party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such Party or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration.  Neither Party shall speak to any media inquiry related to such disagreement.  The costs and expenses of the arbitration (including attorneys’ fees) shall be paid by the non-prevailing Party or as determined by the arbitrator.  This paragraph shall survive termination of this Agreement.

SECTON 13. Governing Law. This Agreement will be governed in all respects by the substantive and procedural laws of the State of New York, excluding the application of its conflict or choice of law rules.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above-written.

Vision Opportunity Master Fund, Ltd. (Seller)

By:	/s/
Name: Adam Benowitz
Title: Director

Juhl Energy, Inc. (Purchaser)

By:	/s/
Name:
Title:

 EXHIBIT A

AMORTIZING PROMISSORY NOTE

EXHIBIT B

DIVIDEND WAIVER

EXHIBIT C

LOCK-UP AGREEMENT

EXHIBIT D

PROXY